United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2003

RADIOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23311 (Commission File Number)	75-2648089 (I.R.S. Employer Identification Number)

3600 JP Morgan Chase Tower
2200 Ross Avenue
Dallas, Texas 75201-2776
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 303-2776

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
Signatures
INDEX TO EXHIBITS
EX-10.2 Amended and Restated Credit Agreement
EX-99.1 Press Release

Radiologix, Inc.
Current Report on Form 8-K

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

10.2	Amended and Restated Credit Agreement dated as of December 31, 2004, among Radiologix, Inc., as Borrower, General Electric Capital Corporation, as Agent and a Lender, and Additional Lenders From Time to Time Party thereto.

99.1	Press Release issued by the Registrant on January 8, 2004, relating to Radiologix, Inc.’s amended and restated credit facility with GE Healthcare Financial Services.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On January 8, 2004, the Registrant issued a press release announcing that it amended and restated its $35.0 million credit facility with GE Healthcare Financial Services. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated here by reference.

     Included in the press release furnished as Exhibit 99.1 is information concerning the Registrant’s liquidity as a result of the amendment to the credit facility that updates information disclosed in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, under “Liquidity and Capital Resources” and note 3 to unaudited consolidated financial statements. The 10-Q disclosed that as a result of financial covenant ratios, at September 30, 2003, the Registrant had available $11.6 million under the former $35 million credit facility. The amended credit facility permits Radiologix to borrow up to 85 percent of the value of qualified accounts receivable. As of the date of this report, Radiologix has access to the full $35.0 million under the amended credit facility.

     The information contained in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2004

RADIOLOGIX, INC

By:	/s/ Stephen D. Linehan Stephen D. Linehan, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

10.2	Amended and Restated Credit Agreement dated as of December 31, 2003, among Radiologix, Inc., as Borrower, General Electric Capital Corporation, as Agent and a Lender, and Additional Lenders From Time to Time Party thereto.

99.1	Press Release issued by the Registrant on January 8, 2004, relating to Radiologix, Inc.’s amended and restated credit facility with GE Healthcare Financial Services.